Exhibit 10.48

AMENDMENT NO. 1

TO

COMMON STOCK PURCHASE AGREEMENT

BETWEEN

Complete Solaria, Inc.

AND

WHITE LION CAPITAL LLC

THIS AMENDMENT NO. 1 TO COMMON STOCK PURCHASE AGREEMENT (this “Amendment”), effective July 24, 2024 (the “Amendment Effective Date”), is by and between Complete Solaria, Inc., a Delaware corporation (the “Company”), and White Lion Capital, LLC, a Nevada limited liability company (the “Investor”), and amends the Common Stock Purchase Agreement by and between the Company and Investor dated July 16, 2024 (the “Agreement”). All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.

WHEREAS, in addition to other adjustments, the parties desire to increase the Commitment Amount from Ten Million Dollars ($10,000,000) to Thirty Million Dollars ($30,000,000); and

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

Article I to the Agreement is hereby amended as of the Amendment Effective Date to replace the definition of Commitment Amount in its entirety with the following:

“Commitment Amount” shall mean Thirty Million Dollars ($30,000,000).

2. Amendment to Article VI.

Article VI of the Agreement is hereby amended as of the Amendment Effective Date to replace Section 6.4 in its entirety with the following:

COMMITMENT SHARES. In consideration for the Investor’s execution and delivery of, and agreement to perform under this Agreement, the Company shall cause the Transfer Agent to issue an amount of shares of Common Stock equal to $450,000 divided by the closing price of the Common Stock on the Commitment Shares Determination Date (the “Commitment Shares”) to the Investor as a commitment fee. For the avoidance of doubt, all of the Commitment Shares shall be fully earned as of the Execution Date, and the issuance of the Commitment Shares is not contingent upon any other event or condition, including, without limitation, the Company’s submission of a Purchase Notice to the Investor, the filing of a Registration Statement, and irrespective of any termination of this Agreement. The Company shall include on the Registration Statement filed with the SEC, all Commitment Shares, provided that, in addition to all other remedies at law or in equity or otherwise under this Agreement, failure to timely do so will result in liquidated damages of $450,000, being immediately due and payable to the Investor at its election in the form of cash payment.

3. Representations and Warranties. Each of the Investor and the Company represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary entity action and that the officers executing this Amendment on its behalf were similarly authorized and empowered and that this Amendment does not contravene any provisions of its articles of incorporation, bylaws, certificate of formation, limited liability company agreement or other formation documents, or of any contract or agreement to which it is a party or by which any of its properties are bound.

4. Miscellaneous.

(a) Except as modified by this Amendment, the Agreement continues in full force and effect in accordance with its terms.

(b) This Amendment shall be governed by and construed in accordance with the laws of the State of California as set forth in Section 10.1 of the Agreement and the dispute resolution provisions set forth in the Agreement.

(c) This Amendment may be executed in any number of counterparts and by electronic transmission (which shall bind the parties hereto), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

** signature page follows **

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officer as of the Amendment Effective Date.

Complete Solaria, Inc.

By:	/s/ Thurman J. Rodgers
Name:	Thurman J. Rodgers
Title:	Chief Executive Officer

WHITE LION CAPITAL, LLC

By:	/s/ Dmitriy Slobodskiy Jr
Name:	Dmitriy Slobodskiy Jr
Title:	Managing Partner